UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2012

Progenics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York		10591
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (914) 789-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                       Results of Operations and Financial Condition.

Progenics Pharmaceuticals, Inc. (Nasdaq: PGNX) today announced its operational results for the quarter and three months ended March 31, 2012.  A copy of its press release is included in this Report as Exhibit 99.1.

The information furnished pursuant to this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Exchange Act or the U.S. Securities Act of 1933. We undertake no duty or obligation to publicly update or revise the information so furnished.

Item 5.02.                       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)           On May 4, 2012, Mark F. Dalton notified the Board of Directors of the Company of his intention not to stand for re-election to the Board at the Company’s 2012 Annual Meeting of Stockholders, scheduled to be held on June 13, at which time he will cease to be a director. Mr. Dalton’s decision not to stand for re-election is not the result of any disagreement with the Company relating to its operations, policies or practices or any other matter.

 Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.                     Description

99.1                                  Press Release dated May 8, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                      PROGENICS PHARMACEUTICALS, INC.
                      By:  /s/ ROBERT A. MCKINNEY
                         Robert A. McKinney
                         Chief Financial Officer, Senior Vice President,
                         Finance & Operations

Date: May 8, 2012